UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

The Securities and Exchange Act of 1934

Date of the Report (Date of earliest event reported)

October 20, 2009

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33506	77-0443568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

960 Stewart Drive

Sunnyvale, CA 94085

(Address of principal executive offices, including zip code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

ShoreTel, Inc. (the “Company”) has licensed software from a third party provider to automate the administration of its employee equity programs and calculate its stock compensation expense. As recently reported by several other public companies, upon upgrading and applying an additional patch to a new version of the software, the Company determined that the prior version of the software inappropriately calculated stock-based compensation expense by continuing to apply a weighted average forfeiture rate to the vested portion of the stock option awards until the grant’s final vest date, rather than not applying a forfeiture rate to the vested portion of the awards. This resulted in an understatement of approximately $0.9 million, $0.5 million and $0.1 million of stock-based compensation expense for the fiscal years ended June 30, 2009, 2008 and 2007 prior to the grant’s final vest date. The Company’s correction of the error will create changes to the timing of stock-based compensation expense over the vesting period of the awards during the relevant periods, but does not change the total stock-based compensation over the approximate four year life of the awards. As stock-based compensation is a non-cash expense, there is no impact to net cash provided by operating activities in any period. Further, these anticipated restatements will not affect the Company’s revenues or cash balances for the applicable periods.

As a result of this error, on October 20, 2009, the Audit Committee of the Company’s Board of Directors, in conjunction with Company management, concluded that accounting adjustments were necessary to correct the previously issued financial statements identified below. Accordingly, the Company will restate those financial statements and record increases in stock-based compensation expense. As a result of the error and pending restatement, the Company’s consolidated balance sheets as of June 30, 2008 and 2009, and the related consolidated statements of operations, statements of redeemable convertible preferred stock and stockholders’ equity and comprehensive income (loss), and statements of cash flows for the fiscal years ended June 30, 2008 and 2009, and related audit reports of its independent registered public accounting firm, should no longer be relied upon. The previously filed consolidated financial statements for the fiscal year ended June 30, 2007 may continue to be relied upon as the error related to fiscal 2007 was not considered material to those financial statements. Further, the Company is evaluating the impact of this error on its internal control over financial reporting and disclosure controls.

The Company currently expects to file restated financial statements for the affected periods prior to the timely filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

The Audit Committee of the Company’s Board of Directors discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are the Company’s current expectations and beliefs. These forward-looking statements include statements about anticipated filing dates for the restated financial statements and quarterly report. Factors that could cause actual results to differ materially include the fact that the review process, which includes that of the Company’s independent registered public accounting firm, is ongoing and could take longer than anticipated. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 22, 2009

ShoreTel, Inc.

By:	/s/ MICHAEL E. HEALY
Michael E. Healy Chief Financial Officer